UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 7, 2012

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5  Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of CryoLife, Inc. (the “Company”) approved awards of performance shares to its named executive officers pursuant to a Form of Restricted Performance Share Award Agreement (the “Grant Agreement”), attached hereto as Exhibit 10.1 and incorporated herein by reference.

CryoLife’s named executive officers, as named in CryoLife’s 2011 Proxy Statement, other than Albert E. Heacox, Ph.D, who retired from the Company effective December 31, 2011, received the following target number of performance shares:

•	Steven G. Anderson, Chairman of the Board, President, and Chief Executive Officer – 41,667 performance shares;

•	D. Ashley Lee, Executive Vice President, Chief Operating Officer and Chief Financial Officer - 16,667 performance shares;

•	Gerald B. Seery, Senior Vice President, Sales and Marketing – 11,667 performance shares; and

•	Jeff Burris, Vice President and General Counsel – 11,667 performance shares.

The grants to Messrs. Anderson and Lee were made pursuant to the Company’s 2009 Employee Stock Incentive Plan and the grants to Messrs. Seery and Burris were made pursuant to the Company’s 2004 Employee Stock Incentive Plan.

Each performance share represents the right to receive one share of the Company’s common stock (“Common Stock”), subject to adjustment up or down from the target level based upon CryoLife’s adjusted EBITDA performance for fiscal 2012.Adjusted EBITDA is calculated as net income before interest, taxes, depreciation and amortization, as further adjusted by removing the impact of the following:  stock-based compensation, R&D (excluding salaries and related expense), grant revenue, litigation expense or revenue, acquisition, license, and business development expense, integration costs (including any litigation costs or revenue related to assumed litigation), and other income or expense, and by including the impact of the change in deferred preservation costs, change in inventory, and change in trade receivables.

The performance shares will vest based on a combination of the Company attaining specified levels of adjusted EBITDA for fiscal 2012 and the passage of time.  The vesting schedule will be determined on and as of the date of the filing of the Company’s Form 10-K for fiscal 2012 with the Securities and Exchange Commission.  The number of shares of Common Stock awarded and the vesting schedule will be based on the following levels of the Company’s adjusted EBITDA for fiscal 2012:

Depending upon the 2012 adjusted EBITDA achieved, we will issue to the named executive officers from 0 to 150% of the target number of shares.  Adjusted EBITDA performance at or above 107% of the target EBITDA level is required in order for more than 100% of the target number of shares to be issued.  Of the shares issued, 50% will vest immediately, 25% will vest on the second anniversary of the grant date of the performance shares, and the remaining 25% will vest on the third anniversary of the grant date of the performance shares.

The Grant Agreement provides that, even if the Company’s adjusted EBITDA for fiscal 2012 exceeds target, the Committee has the discretion to reduce the payout for each named executive officer to 100% of the target number of shares.  The named executive officer must be an employee of the Company on the applicable vesting date to be entitled to vesting, and the vesting of the performance shares may be accelerated upon a Change of Control of the Company, pursuant to the terms of the Grant Agreement and the plan under which the performance shares were granted.

The decision to grant performance shares to the named executive officers resulted from the Committee’s review of CryoLife’s executive pay practices following the non-binding vote of the Company’s shareholders at the 2011 Annual Meeting to approve the compensation paid to the Company’s named executive officers.  In order to continue to implement executive pay practices that more closely align executive pay with the Company’s performance, CryoLife adjusted the equity grant component of its executive pay for fiscal 2012 so that executives received the equity portion of their compensation in the form of approximately one-third restricted stock, one-third options and one-third performance shares, based on the number of shares at the target level.  In prior years, executives received approximately one-third of their equity grants in the form of restricted stock and two-thirds in the form of options.

Section 9   Financial Statements and Exhibits.
Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Restricted Performance Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: March 13, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer